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                                                                     Exhibit 3.2


                                  BYLAWS OF

                               MainControl, Inc.

                                (the "Company")

                                  ARTICLE I.

                                    Offices



     Section 1.1 The registered office of the Company shall be in the City of Wilmington, County of Newcastle, State of Delaware. The principal place of business of the Company shall be at such location as determined by the Board of Directors from time to time.

     Section 1.2 The Company may have such other business offices within or without the State of Delaware as the Board of Directors may from time to time establish or the business of the Company may require.

                                  ARTICLE II.

                                 Capital Stock

     Section 2.1 Certificates Representing Shares. Shares of the capital stock of the Company shall be represented by certificates in such form or forms as the Board of Directors may approve, provided that such form or forms shall comply with all applicable requirements of law or of the Certificate of Incorporation. Such certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary and may be sealed with the seal of the company or imprinted or otherwise marked with a facsimile of such seal. In the case of any certificate countersigned by any transfer agent or registrar, provided such person is not the Company itself or an employee thereof, the signature of any or all of the foregoing officers of the Company may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall not occupy such office at the time such certificate is issued, the Company may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such office as of the date of issuance shall be entered in the books of the Company.

     Section 2.2 Stock Certificate Book and Shareholders of Record. The Secretary of the Company shall maintain, among other records, a stock certificate book, the stubs in which will be set forth the names and addresses of the holders of all issued shares of the company, the number of shares held by each, the number of certificates, representing such shares of the Company, the number of shares held by each, the number of certificates representing such shares, the date of issue of such certificates, and whether such shares originate from original issue or form transfer. The names and addresses of Shareholders as they appear in the stock certificate book shall be the official list of Shareholders of record of the company for all purposes. The Company shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such


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shares on the part of any other person, including without limitation a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, regardless of either actual or constructive notice to the Company of the interest of such other person.

     Section 2.3 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) to such persons as the Board of Directors may from time to time determine. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

     Section 2.4 Payment for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Company), or property actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and non-assessable. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

     Section 2.5 Lien. For any indebtedness of a Shareholder to the company, the Company shall have a first and prior lien on all shares of its stock owned by such Shareholder and on all dividends or other distributions declared with respect to such stock.

     Section 2.6 Shareholder's Change of Name or Address. Each Shareholder shall promptly notify the Secretary of the record of the Company. The Secretary of the Company shall then enter such changes into all affected Company records, including, but not limited to, the official list of Shareholders of record.

     Section 2.7 Transfer of Stock. The shares represented by any certificate of the Company are transferable only on the books of the Company by the holder of record or by his duly authorized attorney or legal representative upon surrender of the certificate for such shares, properly endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with the law. The Board of Directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates as it deems desirable or necessary.

     Section 2.8 Lost, Stolen or Destroyed Certificates. The Company may issue a new certificate for shares of stock in place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the Board may direct in order to indemnify the Company and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

     Section 2.9 Record Date. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other


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distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than sixty days prior to any other action.

     If no record date is fixed:

     (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (b) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

     (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (d) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 2.10 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

     Section 2.11 Fractional Shares. Only whole shares of the stock of the Company shall be issued. Incase of any transaction by reason of which a fractional share might otherwise be issued, the Directors, or the officers in the exercise of powers delegated by the Directors, shall take such measures consistent with the law, the Certificate of Incorporation and these Bylaws, including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.

                                 ARTICLE III.

                             Shareholders' Meeting

     Section 3.1 Annual Meeting. Commencing in the calendar year 1997, the annual meeting of the Shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal business office of the Company, at 10:00am on the third Tuesday of January each year, unless such day is a legal holiday, in which case such meeting shall be held at such hour on the first day thereafter which is not a legal holiday, or at such other place and time as may be designated by

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the Board of Directors. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Company.

     Section 3.2 Special Meetings. Except as otherwise provided by law or by the Certificate of Incorporation, special meetings of the Shareholders may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of Shareholders entitled to cast a least one-fifth of the votes which all Shareholders are entitled to cast at the particular meeting, and shall be held at the place of such meeting, or at such other place, and at such other time, as may be stated in the notice calling such meeting. Business transacted at any special meeting of Shareholders shall be limited to the purpose or purposes stated in the notice of such meeting given in accordance with the terms of Section 3.3.

     Section 3.3 Notice of meetings - Waiver. The President, Secretary or persons calling the meeting shall deliver or mail to each Shareholder of record entitled to vote at such meeting a written or printed notice of each meeting of Shareholders. The notice shall be delivered not less than 10 nor more than 60 days before the date of such meeting and shall state the place, day and hour of the meeting and, in case of a special Shareholders' meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Shareholder at his address as it appears on the stock transfer books of the Company. Additional or earlier notice shall be given as may be required by law. Signature by a Shareholder of a written waiver, shall be equivalent to receipt by him of all notice required to be given with respect to such meeting. Attendance by a Shareholder at a Shareholders' meeting, in person or by proxy, shall constitute waiver of notice of such meeting except where a Shareholder attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. No notice of any adjournment of any meeting shall be required.

     Section 3.4 Voting List. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least 10 days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of an the number of shares held by each. The list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any Shareholder during the whole time of the meeting. Failure to comply with this section shall not affect the validity of any action taken at the meeting.

     Section 3.5 Quorum and Offices. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, a majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders, but the Shareholders present at any meeting, although representing less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted


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which might have been transacted at the meeting as originally noticed.  The
Shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     Section 3.6 Record of Shareholders. The Company shall keep at its principal business office, or the office of its transfer agents or registrars, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of the shares held by each.

     Section 3.7 Action Without Meeting. Any action required by statute to be taken at a meeting of the Shareholders of the Company, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon where present and voted and such consent shall have the same force and effect as a unanimous vote of the Shareholders. Prompt notice of the corporate action taken by less than unanimous written consent without a meeting shall be given to those shareholders who have not consented in writing.

     Section 3.8  Telephone and Similar Meetings.  See Bylaw 6.13.

     Section 3.9 Voting at Meetings. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meting of Shareholders, except to the extent that the Certificate of Incorporation or the laws of the state of Delaware provide otherwise.

     Section 3.10 Proxies. A Shareholder may vote either in person, or by proxy executed in writing by the Shareholder, or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally. All proxies shall be filed with the Secretary of the meeting before being voted.

     Section 3.11 Voting of Pledged Shares. A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 3.12 Balloting. Voting may be by voice vote or by show of hands, but upon the demand of any Shareholder, the vote upon any question before the meeting shall be by ballot. Inspectors of election may be appointed by the presiding officer at any meeting. At any meeting for the election of Directors, inspectors shall be so appointed on the demand of any Shareholder present or represented by proxy and entitled to vote in such election of Directors. No Director or candidate for the office of Director shall be appointed as any inspector. The number of votes cast by shares in the election of Directors shall be recorded in the minutes.

     Section 3.13 Prohibition of Cumulative Voting for Directors. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

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     Section 3.14  Voting of Shares Owned by Other Companies.  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such other corporation may authorize, or, in the absence of such authorization, as the Board of Directors of such other corporation may determine; or in the absence of such provision or determination, as the President or Vice President and Secretary or Assistant Secretary of such other corporation may be proxy, duly executed and sealed (but not necessarily acknowledged or verified, designate.

     Section 3.15 Voting of Shares Owned by Fiduciaries. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee shall be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Section 3.16 Voting of Shares Owned by Receivers. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

                                  ARTICLE IV.

                            The Board of Directors

     Section 4.1 Management. The business and affairs of the Company shall be managed and controlled by the Board of Directors. Subject to any restrictions imposed by law, by the Certificate of Incorporation, or by these Bylaws, the Board of Directors may exercise all the powers of the Company not required to be exercised or done by the Shareholders.

     Section 4.2 Number, Qualification and Term. The Board of Directors shall consist of three (3) members. Such number may be increased or decreased by amendment of these Bylaws, provided that no decrease shall effect a shortening of the term of any incumbent Director. Directors need not be residents of Delaware or Shareholders of the Company absent a provision to the contrary in the Certificate of Incorporation or laws of the State of Delaware. Except as otherwise provided in Section 4.4 of these Bylaws, each position on the Board of Directors shall be filled by election at the annual meeting of Shareholders. Each person elected a Director shall hold office, unless removed in accordance with Section 4.3 of these Bylaws, until the next annual meeting of the Shareholder and until a successor shall have been duly elected and qualified.

     Section 4.3  Removal.   Any Director or the entire Board of Directors may
be removed from office, with or without cause, at any special meeting of Shareholders by the affirmative vote of a majority in number of the shares of the Share-holders present in person or by proxy, and entitled to vote at such meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall have so provided, the vacancy caused by such removal may be filled at such meeting by the affirmative vote of the number of shares necessary to elect such removed Director or Directors.

     Section 4.4 Vacancies and Change in Number. Any vacancy occurring in the Board of Directors may be filled by the vote of a majority of the remaining Directors, even if such remaining Directors comprise less than a quorum of the


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Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any position on the Board of Directors to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting of the Shareholders or at a special meeting of the Shareholders duly called for the purpose.

     Section 4.5 Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following each annual meeting of Shareholders, at the place of such meeting, and at such other times and places as the Board of Directors shall determine. No notice of regular meetings need be given to either old or new members of the Board of Directors.

     Section 4.6 Special Meetings. Special meetings of the Board of Directors may be called at any time by the President and shall be called by the President or Secretary on the written request of two directors. The Secretary shall give notice of each special meeting to each Director at his usual business or residence address by mail at least three days before the meeting or by telegraph or telephone at least one day before the meeting. Except as otherwise provided by law, the Certificate of Incorporation, or by these Bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. Signature of a written waiver of notice of any special meeting by the person or persons entitled to notice, whether before or after the time stated therein, shall be equivalent to receipt of notice. Attendance of a Director at a meeting shall also constitute a waiver of notice of the meeting, except where a Director attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 4.7 Quorum. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business and the act of not less than a majority of such quorum of the Directors shall be required by law in order to constitute the act of the Board of Directors, unless the act of a greater number shall be required by law, by the Certificate of Incorporation or by these Bylaws.

     Section 4.8 Procedure at Meetings. Except as otherwise provided in any agreement among shareholders, the Board of Directors, at each regular meeting held immediately following the annual meeting of Shareholders, shall appoint one of their number as Chairman, who shall preside at meetings of the Board. In his absence at any meeting, any officer authorized by these Bylaws or any member of the Board selected by the members present shall preside. The Secretary of the Company shall act as Secretary at all meetings of the Board and shall keep regular minutes of all such meetings. In his absence, the presiding officer of the meeting may designate any person at act as Secretary. At meetings of the Board of Directors, the business shall be transacted in such order as the Board may from time to time determine.

     Section 4.9 Presumption of Assent. Any Director of the Company who is present at a meeting of the board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to the action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by

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registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 4.10 Action Without a Meeting. Any action required by statute to be taken at a meeting of the Directors of the Company, or which may be taken at such meeting, may be taken without a meeting if consent in writing, setting forth the action taken, shall be signed by each Director entitled to vote at the meeting and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote of the Directors. The signed consent, or a signed copy thereof, shall be placed in the minute book of the Company. The Board of Directors may hold its meetings, and have an office or offices, outside of this state.

     Section 4.11  Telephone and Similar Meetings.  See Bylaw 6.13.

     Section 4.12 Compensation. Directors as such shall not receive any stated salary for their service, but by resolution of the Board of Directors a fixed sum and reimbursement for reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting pf the Board of Directors or at any meeting of a committee of Directors, if any, to which such Directors may be elected, but nothing herein shall preclude any Director from serving the Company in any other capacity or receiving compensation therefor.

     Section 4.13 Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate an executive committee to consist of one or more Directors of the Company. The executive committee may exercise such authority of the Board of Directors in the business and affairs of the Company as the Board of Directors may by resolution duly delegate to it, except as prohibited by law. The designation of such committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any of its members, of any responsibility imposed upon it or him by law. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board whenever, in the judgment of the Board, the best interests of the Company shall be served thereby.

     The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required, or it may meet in the manner provided for the Board of Directors in Sections 4.10 and 4.11. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Company.

     Section 4.14 Advisory Committee. The Board of Directors may, for its convenience and at its direction, appoint one or more advisory committees of one or more Directors each; but no such advisory committee shall have any power or authority, except to advise the Board of Directors. Any such committee shall exist solely at the pleasure of the Board of Directors and no minutes of the proceedings of any such committee need be kept.

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                                  ARTICLE V.

                                   Officers

     Section 5.1 Number. The officers of the Company shall include a President and a Secretary, and may include a Chairman of the Board, one or more Vice Presidents, and a Treasurer and such other officers and assistant officers or agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

     Section 5.2 Election, Term and Qualification. Officers shall be chosen by the Board of Directors annually at the meeting of the Board of Directors following the annual Shareholders' meeting. Each officer shall hold office until his successor has been chosen and qualified, or until his death, resignation or removal.

     Section 5.3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed or the rights of any shareholder under an agreement among shareholders. Election or appointment of an officer or agent shall not of itself create any contract rights.

     Section 5.4 Vacancies. Any vacancy in any office for any cause may be filled by the Board of Directors at any meeting. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by sole remaining director. If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officers or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of these Bylaws.

     Section 5.5 Duties. The officers of the Company shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors and by these Bylaws.

     Section 5.6 The Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Shareholders and at all meetings of the Board of Directors and shall have such other powers as the Board of Directors may from time to time determine.

     Section 5.7 The President. The President shall be the Chief Executive Officer and shall have general direction of the affairs of the Company and general supervision over its several officers, subject, however, to the control of the Board of Directors. He shall at each annual meeting, and from time to time, report to the Shareholders and to the Board of Directors all matters within his knowledge which, in his opinion, the interest of the Company may require to be brought to the notice of such persons. He may sign, with the Secretary or an Assistant Secretary, any or all certificates of stock of the


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Company. In the absence of the Chairman of the Board, he shall preside at all meetings of the Shareholders, shall sign and execute in the name of the Company all contracts or other instruments in the usual and regular course of business or as authorized by the Board of Directors, except in cases when the signing and execution thereof shall be expressly delegated or permitted by the Board or by these Bylaws to some other officer or agent of the Company; and in general shall perform all duties incident to the office of President, as well as such other duties as from time to time may be assigned to him by the Board of Directors or as are prescribed by these Bylaws.

     Section 5.8 The Vice Presidents. At the request of or in the absence or disability of the President, the Vice Presidents, in order of their election, shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken. The Vice Presidents shall perform such other duties as may from time to time be assigned to them by the Board of Directors or the President. A Vice President may sign, with the Secretary or any Assistant Secretary, certificates of stock of the Company.

     Section 5.9 Secretary. The Secretary shall keep the minutes of all meetings of the Shareholders, of the Board of Directors, and of the executive committee, if any, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. He shall be custodian of the corporate records and of the corporate seal (of any), and shall insure that such corporate seal is affixed to all documents, the execution of which on behalf of the Company under its seal is duly authorized; he shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Company as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any Director upon application at the office of the Company during business hours; and in general shall perform all duties and exercise all powers incident to the office of the Secretary and such other duties and powers as the Board of Directors or the President may from time to time prescribe or delegate.

     Section 5.10 Treasurer. The Treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Company. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Company. At meetings of the Board of Directors, or whenever requested, he shall furnish a statement of the financial condition of the Company and shall perform all duties and exercise all powers incident to the office of Treasurer, as well as such other duties and powers as the Board of Directors or the President may from time to time prescribe or delegate

     Section 5.11 Assistant Officers. Any Assistant Secretary or Assistant Treasurer appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the Secretary or Treasurer of the Company, respectively, subject to the general direction of such respective officers, and shall perform all duties and exercise all powers as the Board of Directors or the President may from time to time prescribe or delegate.

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     Section 5.12  Salaries.  The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Director of the Company.

     Section 5.13 Bonds of Officers. The Board off Directors may secure the fidelity of any officer of the Company by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board of directors.

     Section 5.14 Delegation. The Board of Directors may delegate temporarily the powers and duties of any officer of the Company, in case of his absence or for any other reason, to any other officer of the Company or any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

                                  ARTICLE VI

                                 Miscellaneous

     Section 6.1 Dividends. Dividends on the outstanding shares of the Company, subject to any provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid by the Company in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation, but only out of the unreserved and unrestricted earned surplus of the Company, except as otherwise allowed by law.

     Subject to limitations upon the authority of the Board of Directors imposed by law or by the Certificate of Incorporation, the declaration of and provision of payment of dividends shall be at the discretion of the Board of Directions.

     Section 6.2 Reserves. Before payment of any dividend there may be set aside out of the net profits of the Company such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall think conducive to the interests of the Company, and the directors may abolish any such reserve in the manner in which it was created.

     Section 6.3 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authorization may be general or confined to specific instances. Unless so authorized by the Board of Directors or by these Bylaws, no officer, agent, or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

     Section 6.4 Checks, Drafts and Other Orders. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company, shall be signed by the Treasurer by such officers or employees of the Company as shall from time to time be authorized pursuant to these Bylaws or by resolution of the Board of Directors.

     Section 6.5 Depositories. All funds of the Company shall be deposited from time to time to the credit of the Company in general or special accounts with banks or other depositories, designated from time to time by the Board of Directors, upon such terms and conditions as shall be fixed by the Board of Directors.

     Section 6.6 Endorsement of Stock Certificates. Subject to specific directions by the Board of Directors, any share or shares of stock issued by any corporation and owned by the Company, including required shares of the Company's own stock, may, for sale or transfer, be endorsed in the name of the Company by the President or any Vice President and such endorsement may be attested or witnesses by the Secretary or any Assistant Secretary either with or without affixing the corporate seal thereto.

     Section 6.7 Corporate Seal. The corporate seal, if any, shall be in such forms as the Board of Directors shall approve and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Company.

     Section 6.8 Fiscal Year. The fiscal year of the Company shall begin and end on such dates as the Board of Directors at any time shall determine.

     Section 6.9 Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders and Board of Directors, and shall keep as its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the name and addresses of all Shareholders and the number and class of the shares held by each.

     Section 6.10 Shareholder's Inspection Rights. Any Shareholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the Company's stock ledger, a list of its Shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as Shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Shareholder. The demand under oath shall be directed to the Company at its registered office in this state or at its principal place of business.

     Section 6.11 Resignations. Any Director or officer may resign at any time. Resignations shall be made in writing, and shall take effect at the time specified therein or, if no time is specified, at the time of receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make in effective, unless expressly so provided in the resignation.

     Section 6.12 Resignations Effective at Future Date. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

     Section 6.13 Telephone and Similar Meetings. Subject to the provisions required or permitted by these Bylaws or the laws of the State of Delaware for notice of meetings, Shareholders, members of the Board of Directors, or members of any committee designated by the Board of Directors may participate in and hold any meeting required or permitted under these Bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 6.14 Disallowed Compensation. Any payments made to an officer or employee of the company such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the Company to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Company has been recovered.

     6.15  Indemnification and Insurance.

     Paragraph 1. Subject to he provisions of Paragraph 3 of this Section, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

     Paragraph 2. Subject to the provisions of Paragraph 3 of this Section, indemnification as provided in Paragraph 1 above shall not be provided in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Paragraph 3. Indemnification under Paragraphs 1 and 2 of this Section (unless otherwise ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the application standard of conduct set forth in said Paragraphs 1 and
2. Such determination shall be made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum of disinterested directors so directs, by independent legal counsel (who may be counsel to the Company) in a written opinion, or (c) by the Shareholders.

     Paragraph 4. If a director, officer, employee or agent of the Company has been successful on the merits or otherwise as a party to any action, suit or proceeding described in this Section, or with respect to any claim, issue or matter therein (to the extent that a portion of his expenses can be reasonably allocated thereto), he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

     Paragraph 5. Expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Section.

     Paragraph 6. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other Bylaw, agreement, vote of Shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and may continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Paragraph 7. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving a the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section or of Section 145 of the General Corporation Law of the State of Delaware.

                                  ARTICLE VIL

                                  Amendments

     The Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws, subject to amendment, repeal or adoption of new Bylaws by action of the shareholders. The shareholders in amending, repealing or adopting a new Bylaw may expressly provide that the Board of Directors may not amend or repeal that Bylaw. The Board of Directors may exercise this power at any regular or special meeting at which a quorum is present by the affirmative vote of a majority of the Directors present at the meeting and without any notice of the action taken with respect to eh Bylaws having been contained in the notice or waiver of notice of such meeting. Unless the Company's Articles of Incorporation or a Bylaw adopted by the shareholders provide otherwise as to all or some portion of the Bylaws, the Company's shareholders may amend, repeal or adopt new Bylaws even though the Bylaws may also be amended by the Board of Directors.

     ADOPTED by the Board of Directors, effective as of January 8, 1996.


                                     /s/ Alex Pinchev
                                     -------------------------------
                                     Alex Pinchev, Director



                                     /s/ Dieter Riffel
                                     -------------------------------
                                     Dieter Riffel, Director



                                     /s/ Gur Shomron
                                     -------------------------------
                                     Gur Shomron, Direcotor

                           CERTIFICATE OF SECRETARY

          The undersigned, the Secretary of the Company, hereby certifies that the foregoing Bylaws were duly adopted by the Directors of the Company, effective as of January 8, 1996.

          IN WITNESS WHEREOF, I have signed this certification on this the 8th day of January, 1996.


                                     /s/ Alex Pinchev
                                     __________________________________
                                     Alex Pinchev

                                   BYLAWS OF
                              Main Control, Inc.

                             Summary of Amendments

On April 16, 1996, Section 4.2 of the Bylaws was amended, via Unanimous Written Action of Shareholders, to read:

     Section 4.2 Number, Qualification and Term. The Board of Directors shall consist of six (6) members. Such number may be increased or decreased by the vote of the holders of a majority of the stock entitled to vote on Directors. Directors need not be residents of Delaware of Shareholders of the company absent a provision to the contrary in the Certificate of Incorporation or laws of the State of Delaware. Except as otherwise provided in Section 4.4 of these Bylaws, each position on the Board of Directors shall be filled by election at the annual meeting of the Shareholders. Each person elected a Director shall hold office, unless removed in accordance with Section 4.3 of these Bylaws, until the net annual meeting of the Shareholders and until a successor shall have been duly elected and qualified.

On May 27, 1997, the first sentence of Section 4.2 of the Bylaws was amended, via Written Consent of Shareholders in Lieu of Special Meeting, to read:

     Section 4.2 Number, Qualification and Term. The Board of Directors shall consist of seven (7) members.

On February 1, 2000, the first sentence of Section 4.2 of the Bylaws was amended, via Written Consent of Shareholders in Lieu of Annual Meeting, to read:

     Section 4.2 Number, Qualification and Term. The Board of Directors shall consist of seven (9) members.

On April 16, 1996, Section 4.4 of the Bylaws was amended, via Unanimous Written Action of Shareholders, to read:

     Section 4.4 Vacancies and Change in Number. Any vacancy occurring in the Board of Directors may be filled by the vote of the holders of a majority of stock entitled to vote on Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any position on the Board of Directors to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting of the Shareholders or at a special meeting of Shareholders duly called for that purpose.

On April 16, 1996, a new Section 4.15 of the Bylaws was added, via Unanimous Written Action of Directors, to read:

     Section 4.15 Interested Directors, Officers and Security Holders. No Director of the Company shall be permitted to participate in any vote or discussions of the Board of Directors concerning an existing or potential business transaction between the Company and such Director or an entity i) in which such Director owns more than 10% interest, or ii) for which such Director serves as an officer or director, or iii) by which such Director is employed.